EXHIBIT 10.5

MITCHAM INDUSTRIES, INC.
PHANTOM STOCK AWARD AGREEMENT
(1998 STOCK AWARDS PLAN)

     THIS PHANTOM STOCK AWARD AGREEMENT (the “Agreement”) is between Mitcham Industries, Inc., a Texas corporation (the “Company”), and            (the “Employee”).

     1. Introduction. The Company has adopted the Mitcham Industries, Inc. 1998 Stock Awards Plan (the “Plan”) to provide the employees upon whom the responsibilities of the successful administration and management of the Company rest additional incentive and reward opportunities designed to advance the Company’s profitable growth. The Company, acting through the Committee, has determined that its interests will be advanced by issuing the Employee a Phantom Stock Award under the Plan. All capitalized terms in this Agreement not defined in this Agreement will have the meanings given to them in the Plan.

     2. Grant of Award. The Company hereby grants to the Employee the right to receive    Phantom Stock Units, [contingent on the vesting schedule in Section 4 below and on the satisfaction of the “Performance Criteria” set forth in Exhibit A] during the “Performance Period” set forth in Section 3. A “Phantom Stock Unit” is the right to receive one share of common stock, $.01 par value (the “Stock”) of the Company. The Company shall maintain an account for the Employee that reflects the current number of Phantom Stock Units maintained on his behalf at any time.

     3. Performance Period. The Performance Period shall begin on    ,    (the “Date of Grant”) and end on           ,    .

     4. Vesting. The Phantom Stock Units will vest (“Vested Units”) as determined by the number of full years of the Employee’s employment with the Company or its Affiliates from the Date of Grant, as follows:

Number of Full Years	Percentage Vested

     5. Payment of Phantom Stock Units. The Company shall pay the Employee, within 30 days after the date on which the Phantom Stock Units would become fully Vested under Section 4 [or, if sooner, in accordance with Exhibit A], an amount equal to the portion of the Vested Units to which the Employee is entitled. Such payment will be made, in the Committee’s discretion, in (a) cash, (b) shares of Stock with a Fair Market Value equal to the amount of the payment, or (c) a combination of cash and shares of Stock, and shall be made either in one lump sum or in installments, in the Committee’s discretion.

     6. Termination of Employment. If the Employee ceases to be employed by the Company or its Affiliates before the expiration of the Performance Period for any reason, the Phantom Stock Units shall expire upon such termination of employment and the Employee shall have no right to receive any portion of the Phantom Stock Units. Notwithstanding anything in this Agreement to the contrary, the Committee, in its sole discretion, may waive the foregoing schedule of vesting and, upon written notice to the Employee, accelerate the earliest date or dates on which the Phantom Stock Units vest.

     7. Extraordinary Corporate Transactions. Solely for purposes of the Plan and this Agreement, each Phantom Stock Unit has been equated with one share of Stock as constituted on the execution date of this Agreement. If, after the execution of this Agreement, the Company is recapitalized or otherwise changes its capital structure or the number of issued and outstanding shares of Stock as a result of a share dividend or a subdivision or consolidation of shares without receipt of consideration by the Company, the number of Phantom Stock Units previously granted to the Employee shall be appropriately adjusted as provided under this Plan. If there is a Change of Control, the Phantom Stock Units shall become fully Vested [and all Performance Criteria set forth on Exhibit A shall no longer be required.] The Phantom Stock Units shall be immediately payable to the Employee.

     8. Requirements of Law. The granting of the Phantom Stock Units shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     9. Withholding of Tax. To the extent that the Phantom Stock Units result in compensation income to the Employee for federal or state income tax purposes, the Employee shall pay to the Company at the time of vesting or the Employee’s recognition of income such amount of money as the Company may require to meet its obligations under applicable tax laws or regulations. If the Employee fails to do so, the Company is authorized to withhold any such tax from any cash remuneration then or thereafter payable to the Employee, or may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred under this Agreement.

     10. No Right to Employment. The Employee shall be considered to be in the employment of the Company or its Affiliates as long as he remains employed on a full-time basis by the Company or its Affiliates, or any corporation to which substantially all of the assets and business of the Company are transferred. The Committee shall determine whether and when there has been a termination of the Employee’s employment and the cause of such termination, and its determination shall be final. Nothing in this Agreement or the granting of the Phantom Stock Units shall confer on the Employee the right to continued employment by the Company or its Affiliates or affect in any way the right of the Company or its Affiliates to terminate such employment at any time.

     11. Resolution of Disputes. As a condition of the granting of the Phantom Stock Units, the Employee and his heirs and successors agree that the Committee shall determine and resolve any dispute or disagreement that arises hereunder, and that any such determination and any resolution of the terms of this Agreement shall be final and shall be binding and conclusive upon the Company, the Employee, his heirs, personal representatives and successors.

     12. Prohibition Against Assignment or Encumbrance. Except as provided in Section 13, no right, title, interest or benefit hereunder shall ever be transferable or liable for or charged with any of the torts or obligations of the Employee or any person claiming under the Employee, or be subject to seizure by any creditor of the Employee or any person claiming under the Employee. Neither the Employee nor any person claiming under the Employee may anticipate or dispose of any right, title, interest or benefit to be derived under this Agreement until the same is distributed under the terms of this Agreement.

     13. Beneficiary Designation. The Employee may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in the case of the death of the Employee before he receives any or all of such benefit. Each designation will revoke all prior designations by the Employee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Employee in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Employee’s death shall be paid to his estate.

     14. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices required of the Employee shall be directed to Mitcham Industries, Inc., 44000 Highway 75 South, P. O. Box 1175, Huntsville, Texas 77342. Attention: Secretary. Any notice given by the Company to the Employee directed to him at his address on file with the Company shall be effective to bind him and any other person who shall acquire rights hereunder. The Company has no obligation to advise the Employee of the existence, maturity or termination of any of the Employee’s rights hereunder. The Employee shall be deemed to have familiarized himself with all matters in this Agreement and in the Plan which may affect any of the Employee’s rights or privileges hereunder.

     15. Agreement Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan (including any amendments thereto) are hereby incorporated in this Agreement by reference thereto. If there is a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the terms and provisions of the Plan will govern.

     16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.

     17. The Employee’s Rights Unsecured. The right of the Employee to receive payment under this Agreement shall be an unsecured claim against the general assets of the Company. The Employee shall have no right in or against any assets of the Company.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

DATED                    ,                    .

MITCHAM INDUSTRIES, INC.

By:

Name:

Title:

OPTIONEE

EXHIBIT A

PERFORMANCE CRITERIA

[To be established by the Committee]

A-i